                                                                   EXHIBIT 23.10



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We have issued our report dated June 26, 2000, accompanying the consolidated financial statements of Isonics Corporation and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON LLP



San Jose, California
September 28, 2000